Exhibit 15.2
Proxy
Please
sign
and
return
this
proxy
whether
or not
you expect
to attend
the
meeting

You may
nevertheless
vote in
person if
you attend

This proxy is solicited on behalf of Telvent´s Board of Directors
     The undersigned hereby appoints Mr. Manuel Sanchez Ortega and Mr. José Ignacio del Barrio Gómez and each of them as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the Ordinary Shares of Telvent GIT, S.A. held of record by the undersigned on May 17, 2010, at the Ordinary Meeting of Shareholders to be held on May 24, 2010, on the first call, and, as the case may be, on May 25, 2010, on the second call, and at any adjournments thereof:
1.	To approve the convertibility of the Company´s notes that are exchangeable for shares, issued for an amount of two hundred million dollars (US $200,000,000) equivalent to one hundred forty nine million two hundred and sixty thousand euros (€149,260,000), in accordance with the matters approved at the Extraordinary Meeting of Shareholders on March 16, 2010, by virtue of an Board of Directors decision dated, March 29, 2010, to allow the Company to attend the requests of exchange through the delivery of new shares of the Company. To totally exclude the shareholders pre-emptive subscription right. To increase capital by the amount required to attend to the conversion of the notes, initially envisaged of seventeen million six hundred thousand euro (€17,600,000), subject to amendments on the basis of the terms and conditions of the notes.

Delegation of powers to the Board of Directors to execute these resolutions, including powers to sub-delegate.

For ☐	Against ☐	Abstain ☐
2.	Examination and approval, as the case may be, of the Annual Accounts and the Management Report of the Company and of its Consolidated Group, corresponding to the financial year 2009, as well as Consolidated Financial Statements in accordance with United States GAAP for the financial year 2009.

For ☐	Against ☐	Abstain ☐
3.	Examination and approval, as the case may be, of the proposed distribution of the Company’s net income for financial year 2009.

For ☐	Against ☐	Abstain ☐
4.	Examination and approval, as the case may be, of the management of the Board of Directors in 2009.

For ☐	Against ☐	Abstain ☐
5.	Examination and approval, as the case may be, of the Board of Directors’ compensation for 2009.

For ☐	Against ☐	Abstain ☐
6.	Re-election or appointment, as the case may be, of the Auditor for the Company and its Consolidated Group for 2010.

For ☐	Against ☐	Abstain ☐
7.	Authorize the Board of Directors with express powers of substitution, to interprete, amend, complement, execute, registration, substitution of powers and adaptation of the agreements to be adopted by the shareholders at this meeting.

For ☐	Against ☐	Abstain ☐
8.	Approval, as the case may be, of the minutes of this meeting as may be required by law.

For ☐	Against ☐	Abstain ☐
9.	In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

For ☐	Against ☐	Abstain ☐
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 through 9.
Unless directed otherwise by the transfer agent or your broker, proxy cards should be delivered to the Company to the attention of the Secretary to the Board of Directors.

Please sign exactly as your name appears in the record book. When shares are held by joint tenants, both should sign.
Number of Ordinary Shares Owned:
Date: ____, 2010
When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

                     (Signature)
Printed Name:

(Signature, if held jointly)
Printed Name:

Address:

Please mark, sign, date and return
the proxy card promptly

State of

County of
The foregoing instrument was acknowledged before me this                      day of                      2010, by                                          .

                Notary

*	English translation of proxy published in Spain on April 23, 2010.